EXHIBIT 10.82

Revision to Payment Terms of Plea Agreement, dated as of July 17, 2007, between the U.S. Attorney for the Eastern District of New York and Orphan Medical, Inc.

In the first quarter of 2009, the Federal District Court in the Eastern District of New York entered two orders that resulted in an amendment of the obligations under the Plea Agreement, dated as of July 17, 2007, between the U.S. Attorney for the Eastern District of New York and Orphan Medical, Inc. (Exhibit 10.57C to the Annual Report on Form 10-K with which this exhibit is filed) as follows:

Deferred payment of an installment of a criminal fine from January 15, 2009 to October 15, 2009

Deferred payment of an installment of criminal restitution from January 15, 2009 to October 15, 2009